UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 24, 2025

GCT Semiconductor Holding, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-41013
(Commission File Number)

Delaware	86-2171699
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 434-6040
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GCTS	NYSE
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	GCTSW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

January Loan Agreement

On January 24, 2025, GCT Research, Inc. (“Borrower”), a wholly owned subsidiary of GCT Semiconductor Holding, Inc. (the “Company”) entered into a Loan Agreement (the “January Loan Agreement”) with Kyeongho Lee, the Chairman of the Board of the Company (the “Lender”). The January Loan Agreement provides for a term loan facility of an aggregate principal amount of up to ₩6.5 billion South Korean Won (or USD $4,522,998) (the “January Loan”). The January Loan will bear interest of 12.0% per annum and mature on February 24, 2025, provided that the interest payment shall not cause the Borrower to make interest payments to the Lender in the aggregate that exceeds $120,000 in any 12 month period. Under the terms of the January Loan Agreement, if the Borrower fails to pay timely any of the principal amount or any accrued interest due under the January Loan Agreement on maturity date, the Borrower shall pay a penalty of 3.00% of unpaid principal amount per month, calculated daily, until the principal and accrued interest have been paid.

Amendment to the November Loan Agreement

As previously disclosed, on November 11, 2024, the Borrower entered into a Loan Agreement (the “November Loan Agreement”) with the Lender. The November Loan Agreement provided for a term loan of an aggregate principal amount of up to ₩4 billion South Korean Won (or USD $2,721,088) (the “November Loan Facility”). The November Loan bears interest of 12.0% per annum and matured on December 31, 2024, provided that the interest payment shall not cause the Borrower to make interest payments to the Lender in the aggregate that exceeds $120,000 in any 12 month period. Under the terms of the November Loan Agreement, if the Borrower failed to pay timely any of the principal amount or any accrued interest due under the November Loan Agreement on maturity date, the Borrower shall pay a penalty of 1.25% of principal amount per month, calculated daily, until the principal and accrued interest has been paid (the “Penalty Provision”). On January 24, 2025, the Borrower and the Lender entered into an amendment (the “Amendment”) to the November Loan Agreement, pursuant to which the Penalty Provision was increased from 1.25% to 3.0%. All other terms of the November Loan Agreement remain unchanged.

The descriptions of the January Loan Agreement and the Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the January Loan Agreement and the Amendment, respectively, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCT SEMICONDUCTOR HOLDING, INC.

January 29, 2025	By:	/s/ Edmond Cheng
	Name:	Edmond Cheng
	Title:	Chief Financial Officer